UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2014

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

On February 6, 2014, the Board of Directors (the “Board”) of MEDNAX, Inc., a Florida corporation (the “Company”), amended the Company’s Corporate Governance Principles (the “Principles”) to include a clawback policy that provides for the recoupment of incentive compensation from the Company’s executive officers in certain circumstances. The clawback policy applies if the Company’s financial statements are restated due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws as a result of misconduct, the result of which is that any incentive compensation that was based on such noncompliant financial statements and received during the three year period preceding the date on which the Board or a committee thereof determines that the Company is required to prepare such restatement would have been a lower amount had it been based on such restated financial statements. In such event, a committee of the Board consisting of non-management members of the Board is required to review the incentive compensation paid and if such committee determines that (i) the amount of any such incentive compensation actually paid or awarded to an executive officer would have been a lower amount had it been calculated based on such restated financial statements and (ii) such executive officer engaged in improper conduct that materially contributed to the need for such restatement, then the Board committee shall, subject to certain exceptions, seek to recover for the benefit of the Company the after-tax portion of the excess compensation paid or awarded to such executive officer .

The clawback policy will apply to incentive compensation awards granted on or after January 1, 2014.

The foregoing description of the clawback policy is only a summary and is qualified in its entirety by reference to the full text thereof which is set forth in the Company’s Principles which are available at www.mednax.com under the Investors tab link for “Corporate Governance”.

In addition, the Board approved the amendment of the Company’s Amended and Restated 2008 Incentive Compensation Plan (the “Plan”) to provide that any award granted pursuant to the Plan on or after January 1, 2014 will be subject to mandatory repayment by the recipient to the Company to the extent the recipient is, or in the future becomes, subject to (i) any Company clawback or recoupment policy (including the new clawback policy described above) adopted by the Board or the Compensation Committee of the Board (the “Compensation Committee”) to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

The amendment also enhances the Compensation Committee’s existing authority to (i) reserve the right in an award agreement under the Plan to cause a forfeiture of the gain realized by the recipient with respect to an award on account of actions taken by, or failed to be taken by, such recipient in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure (including the Principles, Code of Conduct - Finance, the Insider Trading Policy (as defined below) and Company Code of Conduct), other agreement, or any other obligation of such recipient to the Company or any affiliate and (ii) annul an outstanding award if the recipient is terminated for “cause” as defined in any applicable award agreement or as defined in any other agreement between the Company or affiliate and such recipient, as applicable.

The foregoing description of the amendment of the Plan is only a summary and is qualified in its entirety by reference to the full text of the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also on February 6, 2014, the Board amended the Company’s Policy Statement on Inside Information and Insider Trading for Directors, Management Insiders and Financial Insiders (the “Insider Trading Policy”) to prohibit or enhance existing policies prohibiting the Company’s directors, officers and other employees subject to the Insider Trading Policy from (i) engaging in transactions in options, puts, calls or other derivatives of the Company’s securities, on an exchange or in any other organized market; (ii) engaging in short sales of the Company’s securities;

(iii) engaging in hedging transactions with respect to the Company’s securities; and (iv) holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. An exception to the prohibition on pledging the Company’s securities as collateral for a loan may be granted where a person wishes to pledge the Company’s securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities, or if the pledge is effected under a Rule 10b5-1 trading plan that is established in accordance with the Insider Trading Policy.

On February 6, 2014, the Compensation Committee adopted a Director and Executive Officer Stock Ownership and Retention Policy (the “Ownership Policy”) to establish stock ownership requirements for the non-management directors, Chief Executive Officer (the “CEO”) and certain other executive officers of the Company. Under the terms of the Ownership Policy, the Company’s non-management directors will be required to maintain minimum share ownership values in Company common stock of at least three times their annual cash base retainer fee, and the CEO will be required to maintain a minimum share ownership value of at least six times his or her annual base salary. The Compensation Committee also established the following minimum share ownership values for certain of the Company’s other current executive officers: President and Chief Operating Officer (four times annual base salary); Chief Financial Officer (two times annual base salary); President, American Anesthesiology (three times annual base salary); and President, Pediatrix Medical Group (one and one half times annual base salary). Each person covered by the Ownership Policy is expected to meet the minimum share ownership value not later than the end of the third full calendar year following the later of (i) becoming a covered person and (ii) the date of the adoption of the Ownership Policy; however, the current share ownership value of each of such persons already exceeds the applicable minimum ownership value. The Ownership Policy also includes a provision requiring persons covered thereby to maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards received from the Company, unless such person has already met his or her individual ownership requirement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1—MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: February 19, 2014

	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended.